Exhibit 99.1

FLEET STATUS REPORT AS OF FEBRUARY 2, 2010

					Dayrate	Estimated[1]
Rig Name	Rig Type	Location	Status	Client	($US)	Days	Completion	Comments
U.S. CONTRACTED
SEAHAWK 2600	250'MC	US GOM	Contracted	Apache	$35,000	81	25-Apr-2010	90-day option at mutually agreed rates
SEAHAWK 2601	250'MC	US GOM	Contracted	Castex	$36,200	7	9-Feb-2010	2 option wells: 1st at $36,200, 2nd at mutually agreed rates—options to follow Walter's program
			Contracted	Walter Oil & Gas	$36,200	90	11-May-2010
SEAHAWK 2602	250'MC	US GOM	Contracted	Arena Offshore	$35,000	71	14-Apr-2010	90-day term + one 60-day option at $35,000/day
SEAHAWK 2504	250'MS	US GOM	Contracted	Mariner	$32,000	67	10-Apr-2010	1-well option at same rate
SEAHAWK 2500	250'MS	US GOM	Shipyard			17	19-Feb-2010	Undergoing reactivation
			Contracted	Energy XXI	$35,000	44	5-Apr-2010	1-well option at mutually agreed rates
SEAHAWK 2007	200'MC	US GOM	Contracted	Arena Offshore	$32,000	5	7-Feb-2010
			Contracted	Mariner	$32,000	30	10-Mar-2010	1-well option at mutually agreed rates
SEAHAWK 2004	200'MC	US GOM	Shipyard			41	15-Mar-2010	5-year survey and drydock
			Contracted	Arena Offshore	$33,000	70	25-May-2010	Contract expected to commence +/- 15-Mar-2010 2 option wells at mutually agreed rates
MEXICO
SEAHAWK 3000	300'MC	Mexico	Contracted	Pemex	$56,000	34	6-Feb-2010	Preparing for demobilization to the U.S. GOM
		US GOM	Letter of Commitment	Hilcorp	$55,000	100	10-Jun-2010	Contract expected to commence +/- 1-Mar-2010
U.S. AVAILABLE
SEAHAWK 2505	250'MS	US GOM	Available
SEAHAWK 2001	200'MC	US GOM	Available
U.S. COLD STACKED
SEAHAWK 2501	250'MS	US GOM	Cold Stacked
SEAHAWK 2502	250'MS	US GOM	Cold Stacked
SEAHAWK 2006	200'MC	US GOM	Cold Stacked
SEAHAWK 2003	200'MC	US GOM	Cold Stacked
SEAHAWK 2005	200'MC	US GOM	Cold Stacked
SEAHAWK 2503	250'MS	US GOM	Cold Stacked
SEAHAWK 2008	200'MC	US GOM	Cold Stacked
SEAHAWK 2000	200'MC	US GOM	Cold Stacked
SEAHAWK 2002	200'MC	US GOM	Cold Stacked
SEAHAWK 800	80'MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

1The number of days to complete the program are estimated for U.S. well-to-well contracts and contract extensions in Mexico. The actual number of days contracted may vary from this estimate.